As filed with the Securities and Exchange Commission on December 21, 2001
                                                       Registration No. 333-

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                                --------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                                 PRECIS, INC.
               (Name of small business issuer in its charter)

           OKLAHOMA                                              73-1494382
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

    2500 SOUTH MCGEE DRIVE, SUITE 147
        NORMAN, OKLAHOMA 73072
            (405) 292-4900                                           73072
(Address of principal executive offices)                          (Zip Code)

                      PRECIS, INC. 1999 STOCK OPTION PLAN
                           (Full Title of the Plan)

                                PAUL A. KRUGER
                           CHIEF EXECUTIVE OFFICER
                                 PRECIS, INC.
                      2500 SOUTH MCGEE DRIVE, SUITE 147
                           NORMAN, OKLAHOMA 73072
                   (Name and, address of agent for service)

                               (405) 292-4900
         (Telephone number, including area code,  of agent for service)
                                --------------
                                  COPIES TO:

                             MICHAEL E. DUNN, ESQ.
                            DUNN SWAN & CUNNINGHAM
                             2800 OKLAHOMA TOWER
                               210 PARK AVENUE
                      OKLAHOMA CITY, OKLAHOMA 73102-5604
                          TELEPHONE:  (405) 235-8318
                          FACSIMILE:  (405) 235-9605
                                --------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                        PROPOSED MAXIMUM        PROPOSED
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE      OFFERING PRICE     MAXIMUM AGGREGATE        AMOUNT OF
     TO BE REGISTERED                  REGISTERED(1)       PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             700,000             $11.15            $7,805,000             $1,865.40
--------------------------------------------------------------------------------------------------------------------

------------------------
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares of Common Stock as a result of adjustment in the number of securities issuable upon exercise of stock options by reason of anti-dilution provisions of the Precis, Inc. 1999 Stock Option Plan.
(2) The offering price of these shares of common stock has been estimated and the registration fee has been computed pursuant to Rules 457(c) and 457(h)(1) based upon the closing sale price of the common stock as quoted by the Nasdaq SmallCap Market on December 20, 2001, which was $11.15.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

                                PLAN INFORMATION

    At Precis, Inc. our Board of Directors adopted the Precis Smart Card Systems, Inc. 1999 Stock Option Plan (the "Plan") in November 1999, which was approved by our shareholders on November 29, 2000. This Plan was amended and restated by our Board of Directors on April 16, 2001 and approved by our shareholders on June 8, 2001. In June 2001, the name of the Plan was changed to Precis, Inc. 1999 Stock Option Plan to reflect the change in our corporate name. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    The purpose of the Plan is to strengthen our ability to attract and retain well-qualified personnel, to furnish additional incentive to those persons responsible for our success, and thereby to enhance shareholder value. The Plan provides for the grant of stock options ("Options"), including incentive stock options ("ISO Options") and non-incentive stock options ("NSO Options"), with or without stock appreciation rights ("SARs"), to our employees, independent contractors and consultants, including
employees who also serve as our directors.   Under the provisions of the
Plan, we intend that ISO Options (with or without SARs) qualify as options granted pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and are entitled to the favorable tax consequences thereunder upon the grant and exercise of the ISO Options. The total number of shares of common stock authorized and reserved for issuance upon exercise of Options granted under the Plan is 700,000.

    GRANT AND EXERCISE OF OPTIONS. Our Board of Directors or the stock option committee appointed by our Board administers and interprets the Plan and has authority to grant Options to all eligible employees, independent contractors and consultants, and determine the types of Options (with or without SARs) granted, the terms, restrictions and conditions of the Options at the time of grant, and whether SARs, if granted, are exercisable at the time of exercise of the Option to which the SAR is attached.

    Options granted under the Plan are exercisable in such amounts, at such intervals and upon such terms as the Option grant provides. The purchase price of the common stock under the Option is determined by our Board or the stock option committee; however, the purchase price may not be less than 85% (100% for ISO Options) of the fair market value of our common stock on the date of grant of the Option. However, if a option holder owns more than 10% of the total combined voting power of all classes of our capital stock, the exercise price of ISO Options may not be less than 110% of the fair market value of the common stock on the date of the grant, and ISO Options cannot be exercised five years after the date of grant. The aggregate fair market value of the common stock with respect to which ISO Options are initially exercisable by any option holder in any calendar year may not exceed $100,000. The fair market value of a share of the common stock is determined by averaging the closing high bid and low asked quotations for such share on the date of grant of the option. Upon the exercise of an Option, the stock purchase price must be paid in full, in cash or in common stock held by the option holder for more than six months or a combination of cash and common stock. Subject to approval of our Board or the stock option committee, upon exercise of an Option with an SAR attached, an option holder may receive cash, shares of common stock or a combination of both in an amount or having a fair market value equal to the excess of the fair market value, on the date of exercise, of the shares for which the Option and SAR are exercised over the Option exercise price.

    Options granted under the Plan may not under any circumstances be exercised after 10 years from the date of grant. Subject to the foregoing, Options are exercisable only by holders who are actively employed by us (or, if applicable, one of our subsidiaries) as employees, independent contractors or consultants (only by employees for ISO Options), except that Options may, with the consent of our Board or the stock option committee, be exercised at any time within three months after the holder's retirement, death, disability or the occurrence of other special circumstances as determined by our Board or the stock option committee, but in no event beyond the expiration date of the Option. If a holder's employment as an employee, independent contractor or a consultant terminates for any reason other than death, disability or retirement, all Options immediately terminate, unless permitted to be exercised by our Board or the stock option committee in its sole discretion. No Option under the Plan may be granted after December 31, 2008. Options are not transferable except by will or by the laws of descent and distribution.

    STOCK APPRECIATION RIGHTS. SARs may be granted and attached to an Option at the time the Option is granted or at any time subsequent thereto, subject to certain conditions. SARs are exercisable only upon surrender of part or all of the related Option (and only to the extent that the related Option is exercisable) and terminate upon termination of the related Option. SARs may be exercised only under substantially the same terms and conditions as the Options to which they are attached, with the additional condition that our Board or the stock option committee, at the time of exercise, be comprised wholly of, or have not less than, two non-employee directors.

    Upon the exercise of an Option to which an SAR is attached, the holder is entitled, subject to the approval of our Board or the stock option committee, to receive cash, shares of common stock or a combination of both, in an amount or having a fair market value equal to the excess of the fair market value, on the date of exercise, of the shares for which the right is exercised, over the stock purchase price. Neither our Board nor the stock option committee has the authority to deny the exercise of the underlying Option pursuant to the terms of the Option grant.

    TERMINATION AND AMENDMENT. The Plan will terminate on December 31, 2008. The Plan may be altered, changed, modified, amended or terminated by written amendment approved by our Board; provided, that no action of our Board may, without the approval of our shareholders,

- increase the total amount of common stock which may be purchased pursuant to exercise of Options granted under the Plan;

- withdraw the administration of the Plan from our Board of Directors or the stock option committee;

-   amend or alter the Option price of common stock under the Plan;

- change the manner of computing the spread payable by us to a holder upon the exercise of an SAR; or

- amend the Plan in any manner which would impair the applicability of the exemption afforded to the Plan by the Securities Exchange Act of 1934 and the Securities and Exchange Commission's Rule 16b-3.

No amendment, modification or termination of the Plan may in any manner adversely affect any Option previously granted under the Plan without the consent of the holder.

    PARTICIPANTS. At this time it is not possible to determine who in the future will be among the eligible employees, independent contractors and consultants selected to receive Options, with or without SARs attached, under the Plan or the number of shares of common stock which may be optioned to any eligible employee, independent contractor or consultant. It is expected, however, that these determinations will be made on the basis of the eligible person's responsibilities and present and potential contributions to our success as indicated by our Board's or the stock option committee's evaluation of the position the eligible person occupies.

FEDERAL INCOME TAX CONSEQUENCES

    The grant of Options under the Plan will not have any tax consequence to us or the recipient of the Option. Upon exercise of a NSO Option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the shares of common stock acquired over the exercise price of the Option. Consequently, we will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient if, only in the case of employees, we deduct and withhold appropriate income taxes. Any additional gain or loss realized by an optionee on disposition of the Option shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to us.

    Upon the exercise of an ISO Option, an optionee will not recognize taxable income. The recognition of income and gain is deferred until the optionee sells the Option shares. If the optionee does not dispose of the Option shares within two years from the date the Option was granted and within one year after the exercise of the Option, and the Option is exercised no later than three months after the termination of the optionee's employment, the gain on sale will be treated as long-term capital gain. We will not be entitled to any tax deduction in respect of the exercise of an ISO Option; however, if the Option shares are not held for the full term of the holding period described above, the Options will retroactively lose their qualification as ISO Options and become NSO Options, the gain on the sale of those shares, being the lesser of (a) the fair market value of the shares on the date of exercise minus the Option price, or (b) the amount realized on disposition minus the Option price, will be taxed to the optionee as ordinary income and we may be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of Option shares prior to the expiration of the full term of the holding period described above, generally will be capital gain or loss to the optionee and will not result in a tax deduction to us. The "spread" upon exercise of an ISO Option constitutes a tax preference item for purposes of the "alternative minimum tax" under the Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of such tax if applicable to the optionee's individual circumstances.

                             ADDITIONAL INFORMATION

    Additional information regarding the Plan and its administration may be obtained by calling our office at (405) 292-4900 or by writing to Precis, Inc., 2500 South McGee Drive, Suite 147, Norman, Oklahoma 73072, Attention:
Mark R. Kidd.

    We have filed the Registration Statement on Form S-8 (herein, together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"), Washington, D.C., with respect to the securities offered by us under the Plan. As permitted by the rules and regulations of the Commission, this Registration Statement incorporates certain documents which constitute under Rule 428(a)(1) promulgated under the 1933 Act a prospectus that meets the requirements of Section 10(a) of the 1933 Act. The statements contained in the Registration Statement as to the contents of any contract or other document referenced herein are not necessarily complete, and in each instance, if the contract or document was filed as an exhibit, reference is hereby made to the copy of the contract or other document filed as an exhibit to the Registration Statement and each such statement is qualified in all respects by such reference. Furthermore, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") as a "small business issuer" as defined under Regulation S-B promulgated under the 1933 Act. In accordance with the 1934 Act, we file reports, proxy and other information statements with the Commission (File No. 001-5667). All such reports, proxy and other information statements will be provided by us without charge to the participants in the Plan. The Registration Statement, such reports, proxy and other information statements can be inspected and copied at, and copies of such materials can be obtained at prescribed rates from, the Public Reference Section of the Commission in the office of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004, and at the regional offices of the Commission at 233 Broadway, New York, New York 10279 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto and such reports, proxy and other information statements may be obtained from the Commission at such offices, upon payment of prescribed rates. In addition, the Registration Statements and exhibits and such reports, proxy and other information statements made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the World Wide Web on the Internet, located at http://www.sec.gov. The Registration Statement, all exhibits thereto and amendments thereof and all other documents incorporated by reference have been filed with the Commission through EDGAR. The Company will provide without charge to each participant in the Plan, upon written or oral request, a copy of any information incorporated by reference herein. Such requests should be directed to Precis, Inc., 2500 South McGee Drive, Suite 147, Norman, Oklahoma 73072, telephone: (405) 292-4900.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

    (a) the Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Commission on April 2, 2001; the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed with the Commission on April 24, 2001; the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Commission on July 3, 2001; the Amendment to Form 8-K, filed with the Commission on July 31, 2001; the Form 8-K, filed with the Commission on June 25, 2001; the Definitive Schedule 14A Proxy Statement, filed with the Commission on May 16, 2001; the Preliminary
Schedule 14A Proxy Statement, filed with the Commission on April 24, 2001; the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, filed with the Commission on October 25, 2001;

    (b) Amendment to Registration Statement on Form 8-A, as filed with the Commission on July 31, 2001;

    (c) Registrant's Certificate of Incorporation, incorporated by reference to Exhibit 3.2 of Registrant's Form 8-K filed with the Commission on June 25, 2001; and

    (d) Bylaws, incorporated by reference to Exhibit 3.2 of Registrant's Form SB-2 Registration Statement (No. 333-86643), filed with the Commission on September 7, 1999.

Furthermore, all documents and reports subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of each such document or report.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 1031 of the Oklahoma General Corporation Act permits (and Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of Registrant or at the request of Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

    The circumstances under which indemnification is granted with an action brought on behalf of Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by Registrant.

    These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended (the "Act"), in which case such provision is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 8.  EXHIBITS.

                                                                         Sequentially
                                                                           Numbered
                                                                             Page
                                                                         ------------
 3.1    Registrant's Certificate of Incorporation, incorporated by reference to Exhibit 3.2 of Registrant's Form 8-K filed with the Commission on June 25, 2001.

 4.1 Form of certificate of the common stock of Registrant is incorporated by reference to Exhibit 1.1 of Amendment to Registration Statement on Form 8-A, as filed with the Commission on July 31, 2001.

 4.2    The Agreement and Plan of Merger, dated March 21, 2000, amongst
        Registrant, Precis-Foresight Acquisition, Inc., Foresight, Inc.,
        Paul A. Kruger and Mark R. Kidd, incorporated by reference to the Schedule 14A filed with the Commission on October 13, 2000.

                                       5

 4.3    The First Amendment to Agreement and Plan of Merger, dated June 22,
        2000, amongst Registrant, Precis-Foresight Acquisition, Inc.,
        Foresight, Inc., Paul A. Kruger and Mark R. Kidd, incorporated by reference to the Schedule 14A filed with the Commission on October 13, 2000.

 4.4    The Second Amendment to Agreement and Plan of Merger, dated
        August 23, 2000, amongst Registrant, Precis-Foresight
        Acquisition, Inc., Foresight, Inc., Paul A. Kruger and Mark R. Kidd, incorporated by reference to the Schedule 14A filed with the Commission on October 13, 2000.

 4.5    The Third Amendment to Agreement and Plan of Merger, dated June 8,
        2001, amongst Registrant, Precis-Foresight Acquisition, Inc.,
        Foresight, Inc., Paul A. Kruger and Mark R. Kidd, incorporated by reference to the Schedule 14A filed with the Commission on May 16, 2001.

 4.6    The Agreement and Plan of Merger, dated March 23, 2001, amongst
        Registrant, Precis-Capella Group Acquisition, Inc., The Capella
        Group, Inc., Judith H. Henkels, John F. Luther, Mary L. Kelly,
        Bobby R. Rhodes, Leland S. Chaffin, Jr., Trust Under The Capella
        Group, Inc. IMR 2001 Bonus Plan and Trust under The Capella
        Group, Inc. Employee 2001 Bonus Plan, incorporated by reference to the Schedule 14A filed with the Commission on May 16, 2001.

 4.7 Precis Smart Card, Inc. 1999 Stock Option Plan (amended and restated), incorporated by reference to the Schedule 14A filed with the Commission on May 16, 2001.

 5.1    Opinion of Dunn Swan & Cunningham, A Professional Corporation,
        counsel to Registrant .............................................     9

23.1    Consent of Independent Accountants ................................    10

24.2    Consent of Counsel is included in Opinion of Counsel,
        Exhibit 5.1 hereto.

ITEM 9.  UNDERTAKINGS.

    (a) RULE 415 OFFERING.

    The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs 2 (a) (1) (i) and 2 (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to

    Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference herein.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the new offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) INCORPORATED ANNUAL AND QUARTERLY REPORTS.

        The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OF FILING OF REGISTRATION STATEMENT ON FORM S-8.

        Insofar as indemnification for liabilities arising under the Securities Act my be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norman, Oklahoma, on this 20th of December, 2001.

                                       PRECIS, INC.
                                       (Registrant)

                                       By:  /S/PAUL A. KRUGER
                                          -------------------------------------
                                       Paul A. Kruger
                                         Chief Executive Officer

                                       By: /S/MARK R. KIDD
                                          -------------------------------------
                                       Mark R. Kidd
                                         Chief Financial Officer and Controller

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul A. Kruger and Mark R. Kidd, and each of them, her or his true and lawful attorney-in-fact and agent, with all power of substitution and resubstitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto same attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or her, his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                               TITLE                         DATE
 /S/PAUL A. KRUGER                     Chairman of the Board              December 20, 2001
---------------------------------        and Chief Executive Officer

 /S/JUDITH H. HENKELS                  President and Director             December 20, 2001
---------------------------------

 /S/MARK R. KIDD                       Chief Financial Officer and        December 20, 2001
---------------------------------        Controller, Secretary and
 Mark R. Kidd                            Director

 /S/ LARRY E.  HOWELL                  Director                           December 20, 2001
---------------------------------
 Larry E.  Howell

 /S/LYLE W. MILLER                     Director                           December 20, 2001
---------------------------------
 Lyle W. Miller

 /S/JOHN SIMONELLI                     Director                           December 20, 2001
---------------------------------
 John Simonelli

 /S/MICHAEL E.  DUNN                   Director                           December 20, 2001
---------------------------------
 Michael E.  Dunn

 /S/KENT H.  WEBB                      Director                           December 20, 2001
---------------------------------
 Kent H. Webb

 /S/BOBBY R. RHODES                    Director                           December 20, 2001
---------------------------------
 Bobby R. Rhodes